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                                                                    EXHIBIT 10.9

                            EQUISTAR CHEMICALS, LP
                              2001 INCENTIVE PLAN

     1. Objectives. This Equistar Chemicals, LP 2001 Incentive Plan (the "Plan") is intended to:

     . Focus Participants on key measures of value creation for the Company's Partners

     . Provide significant upside and downside award potential commensurate with Partner value creation

     . Encourage a long-term management perspective and reward for sustained long-term performance

     . Enhance the ability of the Company to attract and retain highly talented and competent individuals

     .    Reinforce a team orientation among top management

     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

     "Affiliate" means (i) any Subsidiary or (ii) Lyondell, Millennium, Occidental or LYONDELL-CITGO Refining, LP.

     "Award" means any award of Equistar Options, Performance Shares or Cash Award, whether granted singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "Award Agreement" means an agreement in the form prescribed by the Committee that sets forth the terms, conditions and limitations applicable to an Award.

     "Cash Award" means an award payable in cash.

     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means Lyondell Common Stock, Millennium Common Stock and/or Occidental Common Stock.

     "Committee" means the Compensation Committee of the Partnership Governance Committee of the Company, or any person or persons appointed by the Partnership Governance Committee of the Company to administer the Plan.

     "Company" means Equistar Chemicals, LP.

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     "Composite Fair Market Value" means the value of an Equistar Share on a particular date as determined by the Committee in its discretion based on the aggregate of the Proportional Fair Market Values of the Common Stock of the Partners.

     "Effective Date" means January 1, 2001.

     "Employee" means an individual employed by the Company or a Subsidiary.

     "Equistar Option" means the right to receive an amount in cash equal to (1) the value of a specified number of Equistar Shares at a particular time, minus
(2) a Strike Price.

     "Equistar Share" means a bookkeeping unit whose value is equal to the Composite Fair Market Value.

     "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing price per share of Common Stock reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the closing price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by the Committee for such purpose. Notwithstanding the foregoing, pursuant to Section 10, the Committee may determine in its discretion that a Common Stock that is no longer publicly traded will no longer be considered for purposes of determining Proportional Fair Market Values and Composite Fair Market Value.

     "Grant Date" means the date on which an Award is granted by the Committee.

     "Lyondell" means Lyondell Chemical Company.

     "Lyondell Common Stock" means the common stock, par value $1.00 per share, of Lyondell.

     "Millennium" means Millennium Chemicals Inc.

     "Millennium Common Stock" means the common stock, par value $.01 per share, of Millennium.

     "Occidental" means Occidental Petroleum Corporation.

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     "Occidental Common Stock" means the common stock, par value $.20 per share, of Occidental.

     "Option Shares" means the Equistar Shares covered by a particular Equistar Option.

     "Participant" means an Employee to whom an Award has been granted under this Plan.

     "Partner" means Lyondell, Millennium or Occidental.

     "Performance Goal" means a standard established by the Committee to determine in whole or in part whether Performance Shares shall be earned.

     "Performance Share" means the contingent right to receive an amount in cash that is measured by the value of an Equistar Share and is subject to the attainment of one or more Performance Goals specified by the Committee.

     "Plan" means the Equistar Chemicals, LP 2001 Incentive Plan, as amended from time to time.

     "Proportional Fair Market Value" of a Partner's Common Stock means the product of (i) the Fair Market Value of a share of the Partner's Common Stock and (ii) the Weighting Factor assigned to that Partner.

     "Strike Price" means the price at which an Equistar Option may be exercised under the terms of the Award Agreement and which provides the basis for measurement of the amount payable on exercise of an Equistar Option.

     "Subsidiary" means (i) any corporation, limited liability company or similar entity of which the Company directly or indirectly owns equity interests representing more than 50% of the voting power of all classes of equity interests of such entity which have the right to vote generally on matters submitted to a vote of the equity owners of such entity, or (ii) any other entity in which the Company has an equity ownership interest of at least 25%, so long as such entity is designated by the Committee as a Subsidiary for purposes of this Plan.

     "Weighting Factor" means the percentage of the Fair Market Value of one share of the Common Stock of each Partner as determined by the Committee from time to time. Initially, the Weighting Factors are (a) Millennium, 45%, (b) Lyondell, 45% and (c) Occidental, 10%.

     3.   Plan Administration and Designation of Participants.

          (a) Eligibility. All Employees of the Company who, in the judgment of the Committee, are in a position to contribute significantly to its long-term profit and growth objectives are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Awards under the Plan and, subject to the terms and conditions of the Plan, shall determine all terms and conditions of the Award.

          (b) Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and

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guidelines for carrying out this Plan as it may deem necessary or appropriate.
The Committee may delegate its duties hereunder to the Chief Executive Officer or other senior officers of the Company subject to such rules and regulations as the Committee establishes. The Committee may, in its discretion, retain the services of an outside administrator for the purpose of performing any of its functions hereunder. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding the Award or
(ii) consented to by such Participant. The Committee may grant an Award to an individual whom it expects to become an Employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual's actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     No member of the Committee and no officer of the Company to whom the Committee has delegated authority in accordance with this Plan shall be liable for anything done or omitted to be done by him or her in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     4. Award Agreement. Each Award granted hereunder, other than a Cash Award, shall be described in an Award Agreement, which shall be subject to the terms and conditions of the Plan. The Committee shall authorize written guidelines for the issuance of a Cash Award.

     5.   Types of Awards.

          (a) Equistar Options. An Award may be in the form of an Equistar Option. The terms, conditions and limitations applicable to Equistar Options awarded to Employees shall be determined by the Committee.

          (b) Performance Shares. An Award may be in the form of Performance Shares. Performance Shares shall be payable only in cash. The terms, conditions and limitations applicable to an Award of Performance Shares shall be determined by the Committee.

          (c) Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards shall be determined by the Committee.

     6.   Payment of Awards.

          (a) General. Payment of Awards shall be made only in cash and may include such restrictions as the Committee shall determine.

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          (b) Deferral.  The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

          (c) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     7. Equistar Option Exercise. The Committee shall determine the manner in which an Equistar Option may be exercised in whole or in part. Upon exercise of an Equistar Option, the Company will pay to the Participant in cash an amount equal to the product of: (A) the difference between (i) the Composite Fair Market Value of an Equistar Share on the date of exercise and (ii) the Exercise Price, and (B) the number of Option Shares with respect to which an Equistar Option is exercised.

     8. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan which is an Equistar Option shall immediately terminate to the extent the Equistar Option is not exercisable (or does not become exercisable as a result of such termination of employment) on the date the Participant terminates employment with the Company or its Affiliates.

     9. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by marital property settlement or similar domestic relations agreement, decree or order, or by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section shall be null and void.
Upon the Participant's death, the personal representative or other person entitled to succeed to the rights of the Participant (the "Successor Participant") may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant's will or under the applicable laws of descent and distribution.

     Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided that

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the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Participant" shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

     10.  Adjustments.

          (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its Partners to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or other obligations, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or in the event of a change in the ownership structure of the Company, a merger, consolidation or similar corporate transaction involving the Company or an Affiliate, the sale of a substantial portion of the assets of the Company or an Affiliate, or the occurrence of any other event that the Committee determines justifies an adjustment under the Plan, the Committee may make such adjustments to outstanding Awards as it deems necessary and appropriate in its sole discretion, including, without limitation, modification of the Weighting Factors, Proportional Fair Market Value and the formula for calculation of Composite Fair Market Value, issuance of additional or substitute Awards, adjustment of the Exercise Price and/or number of Option Shares associated with Equistar Options, acceleration of exercisability of Equistar Options, immediate cashout of Equistar Options, or adjustment of Performance Goals and targets associated with Performance Shares and Cash Awards.

     11. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of cash under this Plan, an appropriate amount of cash for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

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     12.  Amendments or Termination.  The Committee may amend, alter or discontinue this Plan, except that no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent. No Awards shall be granted more than ten years after the Effective Date.

     13. Restrictions. No payment shall be made with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such payment will be in compliance with applicable federal and state securities laws.

     14. Unfunded Plan. Insofar as it provides for Awards of cash or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Partnership Governance Committee or the Committee be deemed to be a trustee of any cash or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Partnership Governance Committee, the Committee or any Affiliate shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     15. Miscellaneous. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee and shall not diminish the power of the Company or any Affiliate to discharge any Participant at any time.

     16. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     17. Effective Date of Plan. This Plan shall be effective as of the Effective Date.

                              EQUISTAR CHEMICALS, LP

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